UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 16, 2008
QLT INC.

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	000-17082	N/A

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
887 Great Northern Way, Vancouver, B.C. Canada, V5T 4T5

(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (604) 707-7000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.
     On January 16, 2008, the Board of Directors of QLT Inc. (the “Company”), following a months-long business and portfolio review, approved several new initiatives designed to enhance shareholder value. These initiatives were announced in the Company’s press release dated January 16, 2008 and include the reduction in headcount of 115 employees, with planned future reductions. On January 18, 2008, the Company issued a press release announcing the implementation of the reduction in the Company’s headcount as the first initiative undertaken as part of the Company’s strategic restructuring plan announced on January 16, 2008. A restructuring charge of approximately $7.5 million will be recorded in 2008 in connection with the reduction in the Company’s headcount.
ITEM 7.01 REGULATION FD DISCLOSURE.
     A copy of the Company’s press release dated January 16, 2008 announcing the new initiatives discussed in Item 2.05 above is attached to this report as Exhibit 99.1 and is incorporated herein by reference.
     The information contained in this Item 7.01, and the exhibit incorporated by reference into this Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, unless the Company specifically incorporates it by reference in a document filed under the Securities Act of 1933 or Securities Exchange Act of 1934.
ITEM 8.01 OTHER EVENTS.
     The information in the Company’s press release dated January 18, 2008 announcing the implementation of the reduction in the Company’s headcount as discussed in Item 2.05 above is attached to this report as Exhibit 99.2 and is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     d) Exhibits

Exhibit No.	Description

99.1	Press Release dated January 16, 2008
99.2	Press Release dated January 18, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLT INC. (Registrant)
Date: January 22, 2008	By:	/s/ Cameron Nelson
Cameron Nelson
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 16, 2008

99.2	Press Release dated January 18, 2008